UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

KEMPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36913	20-5894398
(Commission File No.)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100

Coralville, IA 52241

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (319) 665-2575

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 25, 2014, KemPharm, Inc., a Delaware corporation (the “Company”), appointed Gordon K. Johnson to the newly created position of Chief Business Officer. As the Company’s Chief Business Officer, Mr. Gordon will no longer act as the Company’s principal financial officer.

(c) On June 25, 2015, the Company promoted R. LaDuane Clifton, age 43, to the position of the Company’s Chief Financial Officer. As the Company’s Chief Financial Officer, Mr. Clifton will also act as the Company’s principal financial officer and principal accounting officer.

Mr. Clifton served as the Company’s Vice President of Finance and Corporate Controller since April 2015. Prior to joining the Company, Mr. Clifton served in a variety of positions with The LGL Group, Inc., a publicly held producer of industrial and commercial products and services, from August 2009 to February 2015, including chief financial officer, secretary and treasurer from December 2012 to February 2015, chief accounting officer and secretary from March 2010 to December 2012 and corporate controller from August 2009 to March 2010. From August 2008 to August 2009, Mr. Clifton served as the chief financial officer of a21, Inc., a publicly-held holding company with businesses in stock photography and the online retail and manufacture of framed art, and as its corporate controller from March 2007 to August 2008. Mr. Clifton was an auditor with KPMG, LLP from August 2004 to March 2007. Mr. Clifton received his B.B.A. and M.B.A. from the University of North Florida.

In accordance with this promotion, the Company entered into an amended and restated employment agreement with Mr. Clifton. Pursuant to this agreement, Mr. Clifton will receive a base annual salary of $260,000 and will be eligible to participate in the Company’s benefit and compensation plans, including any cash bonus plan. Pursuant to the agreement, Mr. Clifton is eligible to receive an annual target bonus of up to 35% of his salary, based on the Company’s achievement of specified corporate goals and Mr. Clifton’s achievement of specified individual goals. Mr. Clifton is also entitled to a stock option exercisable for 45,000 shares of the Company’s Common Stock. The shares underlying such option will vest on an annual basis in four equal installments, subject to Mr. Clifton’s continued service at each applicable vesting date. Additionally, in the event that the Company terminates Mr. Clifton’s employment without cause or Mr. Clifton terminates his employment for good reason three months prior to or within twelve months following a change in control of the Company, then this option shall become fully vested and immediately exercisable as of such date. The exercise price for this option will be equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of grant. Under this agreement, Mr. Clifton is entitled to receive severance in specified circumstances. In the event that the Company terminates Mr. Clifton without cause or he resigns for good reason, Mr. Clifton will be entitled to receive: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Company’s normal payroll schedule, except that the Company will pay such severance in a lump sum on the first pay day immediately following the effective date of termination if such termination of employment occurs upon 60 days prior to or within one year following a sale that constitutes a “change in control event” as defined under Section 409A of the Internal Revenue Code of 1986, as amended; (ii) the pro rata portion of any annual incentive compensation for which Mr. Clifton may be eligible for the year in which his employment is terminated; (iii) monthly reimbursement for the cost of Mr. Clifton’s continued health coverage under the Company’s health plans until the earlier of (x) the date on which Mr. Clifton is eligible for substantially similar health coverage from a subsequent employer or (y) the one-year anniversary of the termination of Mr. Clifton’s employment; and (iv) any unvested portion of any outstanding equity award held by Mr. Clifton shall become fully vested and immediately exercisable. In the event that the Company terminates Mr. Clifton for cause, Mr. Clifton resigns without good reason, or his employment is terminated due to mutual agreement, then Mr. Clifton will not be entitled to receive severance benefits. In the event that Mr. Clifton’s employment is terminated due to his death or disability, then Mr. Clifton would be entitled to the pro rata portion of any annual incentive compensation for which Mr. Clifton may be eligible for the year in which his employment terminated.

The following definitions have been adopted in Mr. Clifton’s amended and restated employment agreement:

•	“cause” means (a) Mr. Clifton performed an act or acts of willful and material malfeasance or misconduct with respect to the performance of his duties and responsibilities as an employee and executive officer or under the agreement that results in material harm to the Company that remains uncorrected for 15 days after receipt of written notice, (b) Mr. Clifton’s continued failure to devote his full business time and attention and his best efforts to the faithful performance of his material duties and responsibilities (other than a failure resulting from disability) that remains uncorrected for 15 days after receipt of written notice, (c) Mr. Clifton’s material breach of any material provision of the agreement that remains uncorrected for 15 days after receipt of written notice, (d) the commission of an act of fraud, embezzlement, misappropriation, or personal dishonesty against the Company (which, if proven, would constitute a felony) or (e) the conviction, or plea of nolo contendere, to a crime constituting a felony; and

•	“good reason” means (a) material diminution by the Company of Mr. Clifton’s authority, duties or responsibilities the duration of which is greater than 15 days and which is not the result of his acts or omissions which constitute cause, (b) a material change in the geographic location at which Mr. Clifton must perform services under the agreement, (c) a material diminution in his base salary which is not the result of his acts or omissions which constitute cause or (d) any action or inaction that constitutes a material breach by us of the agreement, including our failure to pay any amounts due to Mr. Clifton or our failure to obtain from a successor the express assumption of the agreement.

The foregoing summary of Mr. Clifton’s amended and restated employment agreement is qualified in its entirety by reference to the form of such agreement which the Company anticipates filing as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015.

(e) Gordon K. Johnson Employment Agreement

In accordance with Mr. Johnson’s appointment as the Company’s Chief Business Officer, the Company entered into an amended and restated employment agreement with Mr. Johnson. Pursuant to this agreement, Mr. Johnson will receive a base annual salary of $325,000 and will be eligible to participate in the Company’s benefit and compensation plans, including any cash bonus plan. Pursuant to this agreement, Mr. Johnson is eligible to receive an annual target bonus up to 35% of his salary, based on the Company’s achievement of specified corporate goals and Mr. Johnson’s achievement of specified individual goals. Mr. Johnson is also entitled to a stock option exercisable for 160,000 shares of the Company’s Common Stock. The shares underlying such option will vest on an annual basis in four equal installments, subject to Mr. Johnson’s continued service at each applicable vesting date. Additionally, in the event that the Company terminates Mr. Johnson’s employment without cause or Mr. Johnson terminates his employment for good reason three months prior to or within twelve months following a change in control of the Company, then this option shall become fully vested and immediately exercisable as of such date. The exercise price for this option will be equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of grant. Under this agreement, Mr. Johnson is entitled to receive severance in specified circumstances. In the event that the Company terminates Mr. Johnson without cause or he resigns for good reason, Mr. Johnson will be entitled to receive: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Company’s normal payroll schedule, except that the Company will pay such severance in a lump sum on the first pay day immediately following the effective date of termination if such termination of employment occurs upon 60 days prior to or within one year following a sale that constitutes a “change in control event” as defined under Section 409A of the Internal Revenue Code of 1986, as amended; (ii) the pro rata portion of any annual incentive compensation for which Mr. Johnson may be eligible for the year in which his employment is terminated; (iii) monthly reimbursement for the cost of Mr. Johnson’s continued health coverage under the Company’s health plans until the earlier of (x) the date on which Mr. Johnson is eligible for substantially similar health coverage from a subsequent employer or (y) the one-year anniversary of the termination of Mr. Johnson’s employment; and (iv) any unvested portion of any outstanding equity award held by Mr. Johnson shall become fully vested and immediately exercisable. In the event that the Company terminates Mr. Johnson with cause, Mr. Johnson resigns without good reason, or the employment is terminated due to mutual agreement, then Mr. Johnson will not be entitled to receive severance benefits. In the event that Mr. Johnson’s employment is terminated due to his death or disability, then Mr. Johnson would be entitled to the pro rata portion of any annual incentive compensation for which Mr. Johnson may be eligible for the year in which his employment terminated.

The following definitions have been adopted in Mr. Johnson’s employment agreement:

•	“cause” means (a) Mr. Johnson performed an act or acts of willful and material malfeasance or misconduct with respect to the performance of his duties and responsibilities as an employee and executive officer or under the agreement that results in material harm to us that remains uncorrected for 15 days after receipt of written notice, (b) Mr. Johnson’s continued failure to devote his full business time and attention and his best efforts to the faithful performance of his material duties and responsibilities (other than a failure resulting from disability) that remains uncorrected for 15 days after receipt of written notice, (c) Mr. Johnson’s material breach of any material provision of the agreement that remains uncorrected for 15 days after receipt of written notice, (d) the commission of an act of fraud, embezzlement, misappropriation, or personal dishonesty against the Company (which, if proven, would constitute a felony) or (e) the conviction, or plea of nolo contendere, to a crime constituting a felony; and

•	“good reason” means (a) material diminution by the Company of Mr. Johnson’s authority, duties or responsibilities the duration of which is greater than 15 days and which is not the result of his acts or omissions which constitute cause, (b) a material change in the geographic location at which Mr. Johnson must perform services under the agreement, (c) a material diminution in his base salary which is not the result of his acts or omissions which constitute cause or (d) any action or inaction that constitutes a material breach by us of the agreement, including the Company’s failure to pay any amounts due to Mr. Johnson or our failure to obtain from a successor the express assumption of the agreement.

The foregoing summary of Mr. Johnson’s amended and restated employment agreement is qualified in its entirety by reference to the form of such agreement which the Company anticipates filing as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015.

Item 7.01 — Regulation FD.

On June 25, 2015, the Company issued a press release regarding the items described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “KemPharm, Inc. Announces Changes to Senior Leadership to Target Strategic Opportunities” dated June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.
Date: June 25, 2015
	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release titled “KemPharm, Inc. Announces Changes to Senior Leadership to Target Strategic Opportunities” dated June 25, 2015.